UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 25, 2011
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

(208) 664-4859
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 25, 2011, Timberline Resources Corporation (the “Registrant”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with its wholly-owned subsidiary Timberline Drilling, Incorporated (“TDI”) and TDI Holdings, Inc., a private Idaho corporation controlled by certain members of the current senior management team of TDI (“Buyer”), pursuant to which the Registrant agreed to sell, and Buyer agreed to buy, all of the issued and outstanding shares of common stock of TDI.  In consideration for its acquisition of TDI, Buyer agreed to (i) pay the Registrant an amount in cash equal to $8,000,000, (ii) issue the Company a promissory note in the principal amount of $1,350,000, (iii) assume certain indebtedness of TDI, and (iv) provide discounted drilling services to the Registrant up to a total amount of $1,100,000 pursuant to a Drilling Services Agreement (the “Drilling Services Agreement”) to be entered into by the Registrant and Buyer at closing.  The total amount of consideration payable by Buyer to the Registrant under the Purchase Agreement is subject to adjustment following the closing of the transaction based upon the working capital of TDI as of the closing date with such consideration either being (x) increased under the terms of the Purchase Agreement by the amount TDI’s current assets divided by TDI’s current liabilities as of the closing date exceeds the target ratio of 1.2, or (y) decreased under the terms of the Purchase Agreement by the amount TDI’s current assets divided by TDI’s current liabilities as of the closing date is less than the target ratio of 1.2.

The Purchase Agreement and sale of TDI to Buyer was approved by the Registrant’s audit committee and then by the Registrant’s board of directors, in reliance upon a fairness opinion issued by Paradigm Capital, Inc., at separate meetings held on October 20, 2011.  Subject to satisfaction of customary closing conditions, including the receipt of financing by Buyer, the Registrant expects the sale of TDI to Buyer to be completed on or about November 3, 2011 at which time, Buyer shall pay the consideration set forth above to the Registrant, which includes the execution of the Drilling Services Agreement, and TDI will become a wholly-owned subsidiary of Buyer.

TDI provides core drilling services to mining and mineral exploration companies, primarily in the western United States.  TDI provides both surface and underground drilling services in the United States but specializes primarily in the provision of underground drilling services in support of active mining operations and advanced exploration projects.  For more information regarding TDI, see the heading “Overview of Timberline Drilling, Incorporated – Our Wholly Owned Subsidiary” under “Item 1. Description of Business” of Part I of the Registrant’s annual report on Form 10-K as filed with the Securities and Exchange Commission on December 20, 2010.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and hereby incorporated by reference into this Current Report on Form 8-K.  (Note that parts of the form of Drilling Services Agreement which is included as Exhibit “D” to the Purchase Agreement have been redacted pursuant to a Confidential Treatment Request filed with the Commission concurrently herewith)

Item 7.01  Regulation FD Disclosure.

On October 27, 2011, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the execution of the Purchase Agreement.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
10.1
Stock Purchase Agreement, dated October 25, 2011  (Note that parts of the form of Drilling Services Agreement which is included as Exhibit “D” to the Purchase Agreement have been redacted pursuant to a Confidential Treatment Request filed with the Commission concurrently herewith)

99.1	Press Release, dated October 27, 2011*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: October 31, 2011	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit	Description
10.1
Stock Purchase Agreement, dated October 25, 2011  (Note that parts of the form of Drilling Services Agreement which is included as Exhibit “D” to the Purchase Agreement have been redacted pursuant to a Confidential Treatment Request filed with the Commission concurrently herewith)

99.1	Press Release, dated October 27, 2011*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.